Exhibit 99.1

Press Release

Penn Octane Corporation Notified of Nasdaq Delisting Effective July 19, 2006

Company Expects Immediate Quotation on OTC Bulletin Board

PALM DESERT, Calif.-- July 17, 2006--Penn Octane Corporation ("Penn Octane" or the "Company") (NASDAQ:POCC), a provider of liquefied petroleum gas ("LPG") for distribution to northeastern Mexico and a reseller of gasoline and diesel fuel, announced that the Company has received today a written determination (the "Panel Determination") from The Nasdaq Stock Market's Listing Qualifications Panel that Penn Octane's securities will be delisted effective at the open of business on Wednesday, July 19, 2006. The Panel Determination was based on the fact that Penn Octane has not regained compliance with the minimum bid price requirement of $1.00 per share as provided in Marketplace Rule 4310(c)(4) for continued listing on NASDAQ. Penn Octane will continue to file all required reports with the Securities and Exchange Commission and expects to be eligible for immediate quotation in the OTC Bulletin Board through one or more market makers. The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume information in over-the-counter securities.

About Penn Octane Corporation

Until the transfer of its physical assets to Rio Vista in September 2004, Penn Octane was a supplier of liquefied petroleum gas ("LPG") to northeastern Mexico. Since September 2004, Penn Octane has supplied Rio Vista with all of the LPG which Rio Vista supplies to northeastern Mexico. Unless the proposed sale of LPG assets to TransMontaigne Product Services, Inc. ("TransMontaigne") is completed as proposed, Penn Octane intends to continue to lease the 132-mile, six-inch Seadrift pipeline which connects a gas plant in Kleberg County, Texas, to Rio Vista's terminal facility in Brownsville, Texas, and intends to continue to supply Rio Vista with LPG. Penn Octane began operations of its gasoline and diesel fuel reseller business in June 2004. By allocating portions of certain pipeline and terminal space located in California, Arizona, Nevada and Texas to Penn Octane, Penn Octane is able to sell gasoline and diesel fuel at rack loading terminals and through bulk and transactional exchanges.

Forward-Looking Statements

Certain of the statements in this news release are forward-looking statements, including statements regarding delisting from NASDAQ, quotation in the OTC Bulletin Board, the completion of the proposed sale of LPG assets to TransMontaigne, and prospects for the LPG business and gasoline and diesel fuel reseller business. Although these statements reflect Penn Octane's beliefs, they are subject to uncertainties and risks that could cause actual results to differ materially from expectations. Delisting by NASDAQ may result in decreased market interest in Penn Octane common stock, investors and stockholders may experience more difficulty in buying and selling Penn Octane common stock, and Penn Octane's stock price may decline. Penn Octane's common stock may not be included for quotation in the OTC Bulletin Board in a timely manner, if at all. In addition, Penn Octane may experience greater difficulty in obtaining necessary debt and equity capital for potential acquisitions or the operation of its business. The proposed LPG asset sale may not be completed, or may be completed on different terms, if any of the conditions to closing (including satisfactory completion of TransMontaigne's due diligence review) are not satisfied or if various governmental and third-party approvals are not obtained. If Penn Octane is not able to obtain adequate financing or to continue to generate sales of its products at profitable levels, Penn Octane would suffer material adverse consequences to its LPG and/or fuel reseller business. Additional information regarding risks affecting Penn Octane's business may be found in Penn Octane's most recent reports on Form 8-K, Form 10-Q and Form 10-K and Rio Vista's most recent reports on Form 8-K, Form 10-Q, Form 10-K and Form 10 filed with the Securities and Exchange Commission.

CONTACT:   Penn Octane Corporation
                        Charles C. Handly/Ian T. Bothwell, 760-772-9080

SOURCE:  Penn Octane Corporation